UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2026
PLAYBOY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., Suite 2200 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 424-1800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLBY	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed on June 22, 2026 by Playboy, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”), on June 18, 2026, the Company entered into (i) a stock repurchase agreement (the “Repurchase Agreement”) with certain affiliates of Fortress Investment Group (the “Sellers”), and (ii) a backstop agreement (the “Backstop Agreement”) with The Million S.a.r.l. (“The Million”), an affiliate of Byborg Enterprises SA and György Gattyán, a director and stockholder of the Company, and Rizvi Master LLC, an affiliate of Suhail Rizvi, a director and stockholder of the Company (“Rizvi” and, together with The Million, the “Backstop Purchasers”), pursuant to which the Backstop Purchasers agreed, on a pro rata basis, to purchase any shares that the Company fails to purchase under the Repurchase Agreement.

On October 26, 2026, the Company and the Backstop Purchasers entered into Amendment No. 1 to the Backstop Agreement (the “Backstop Amendment”), pursuant to which, among other things: (a) The Million became obligated to purchase all 4,761,905 shares of Common Stock scheduled to be purchased under the Repurchase Agreement on or before November 1, 2026 (the “Tranche 3 Shares”) for aggregate cash consideration of $5,000,000.25, payable on or before November 1, 2026, and Rizvi’s commitment to purchase any of the Tranche 3 Shares was reduced to zero; and (b) Rizvi and The Million agreed that neither of them would receive any backstop fee attributable to the Tranche 3 Shares. The Million is expected to complete the purchase of the Tranche 3 Shares from the Sellers on or before November 1, 2026.

The Sellers consented to the Backstop Amendment for purposes of the Repurchase Agreement, and DBD Credit Funding LLC, as administrative agent under the Company’s senior secured credit facility, provided its prior written consent to the Backstop Amendment. The Backstop Amendment was also approved by the Company’s board of directors and its Audit Committee. Except as expressly amended by the Backstop Amendment, the Backstop Agreement remains unchanged and in full force and effect.

The foregoing description of the Backstop Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Backstop Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein. The representations contained in the Backstop Amendment were made only for purposes of such agreement as of the specific date therein, were solely for the benefit of the parties thereto and may be subject to limitations agreed upon by such parties.

Special Note on Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve certain risks and uncertainties, including statements regarding the anticipated purchases of shares under the Repurchase Agreement and the Backstop Agreement, as amended, and the expected timing thereof, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements, including, but not limited to, the risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports the Company files with the SEC. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Backstop Agreement, dated October 26, 2026, by and among the Company, The Million S.a.r.l. and Rizvi Master LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2026	PLAYBOY, INC.

	By:	/s/ Chris Riley
	Name:	Chris Riley
	Title:	General Counsel and Secretary